SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2005
FILE NUMBER 811-2699
SERIES NO.: 13

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                          2,718
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                          1,614
              Class C                          1,104
              Class R                            275
              Institutional Class                 10

74V.     1.   Net asset value per share (to nearest cent)
              Class A                        $ 10.42
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $ 10.35
              Class C                        $ 10.35
              Class R                        $ 10.39
              Institutional Class            $ 10.45